UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 24, 2009

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 24, 2009, the Board of Directors of the Adolor Corporation (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company, which amended and restated the Company’s then existing Amended and Restated Bylaws (the “Bylaws”).  The Bylaw amendments were effective February 24, 2009.  The Amended and Restated Bylaws include amendments to add to the Bylaws (i) a new Section 1.1.10 relating to the procedures to be followed for nominations of persons for election to the Board of Directors and (ii) a new Section 1.1.11 relating to the procedures to be followed for stockholder business (other than nominations) at an annual meeting.  Under these new sections, for business to be brought by a stockholder, such stockholder generally must provide notice of nominations or such other business to the Secretary of the Company.  In the case of a regularly scheduled annual meeting, the stockholder notice of nominations or such other business must be received by the Secretary not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the date preceding the preceding year’s annual meeting of the stockholders; in the case of a special meeting of stockholders in which directors are to be elected, the stockholder notice of nominations must be received by the Secretary not later than the tenth (10th) day following the day on which the public announcement of the special meeting was made.  In each case, the notice must include certain specified information related to the proposed nominee or business and the stockholder providing the notice, including the beneficial ownership by such stockholder’s (and director nominee’s, if applicable) of the Company’s common stock and, among other things, the extent to which any derivative, hedging or any other transactions or positions exist or any other any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder (and director nominee, if applicable), the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder (or director nominee, if applicable) with respect to the Company’s stock.

The Amended and Restated Bylaws also include amendments to Article IV that clarify, among other things, that the advancement of expenses, restrictions on the Company’s ability to retroactively modify the indemnification obligation and the other Bylaw indemnification provisions contained in Article IV apply to former directors and officers, as well as current directors and officers.  In addition, Section 4.6 clarifies that the Company may, if it chooses, enter into separate indemnification agreements with any director, officer or employee.

The foregoing summary of the changes to the Company’s Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
3.1	Amended and Restated Bylaws, effective as of February 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

	By	/s/ John M. Limongelli
	Name:	John M. Limongelli
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: February 24, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Amended and Restated Bylaws, effective as of February 24, 2009